Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2021 (June 24, 2021, as to the immaterial correction described in Note 1) relating to the financial statements of Zevia LLC appearing in Registration Statement No. 333-257378 on Form S-1 of Zevia PBC.

/s/ Deloitte & Touche LLP

Los Angeles, California

July 26, 2021